Exhibit 99.1

TIPTREE ANNOUNCES SECOND QUARTER 2024 RESULTS
Greenwich, Connecticut - July 31, 2024 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and six months ended June 30, 2024.

“We are extremely pleased with the second quarter results and remain well-positioned for future growth,” said Tiptree’s Executive Chairman, Michael Barnes. “Fortegra posted record results in the first half with growth in revenues of 34% and adjusted net income of 40%. As always, we remain committed to growing long term shareholder value and will continue to seek constructive ways to more fully reflect the intrinsic value of Tiptree’s businesses in our share price.”

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except per share information)	2024	2023	2024	2023
Total revenues	$546,673	$404,518	$1,044,894	$786,143
Net income (loss) attributable to common stockholders	$12,851	$5,989	$21,901	$4,927
Diluted earnings per share	$0.31	$0.16	$0.54	$0.13
Cash dividends paid per common share	$0.06	$0.05	$0.12	$0.10
Return on average equity	11.9%	6.0%	10.3%	2.5%

Non-GAAP: (1)
Adjusted net income	$24,422	$17,630	$44,955	$30,189
Adjusted return on average equity	22.7%	17.6%	21.1%	15.1%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented after the impacts of non-controlling interests.

Second Quarter 2024 Summary

•Revenues of $546.7 million for the quarter, an increase of 35.1% from Q2'23, driven by growth in Fortegra’s specialty insurance lines. Excluding investment gains and losses, revenues increased 33.9%.

•Net income of $12.9 million compared to a net income of $6.0 million in Q2'23, driven by growth in our insurance business.

•Adjusted net income of $24.4 million increased by 38.5% from $17.6 million in Q2'23. Annualized adjusted return on average equity was 22.7% for the quarter, as compared to 17.6% in Q2'23.

•Declared a dividend of $0.06 per share to stockholders of record on August 19, 2024 with a payment date of August 26, 2024.

Year-to-date 2024 Summary

•Year-to-date revenues of $1.045 billion, an increase of 32.9% from 2023, driven by growth in Fortegra’s specialty insurance lines, net realized and unrealized gains, and higher mortgage revenues. Excluding investment gains and losses, revenues were up 30.4%.

•Net income of $21.9 million compared to net income of $4.9 million in 2023, driven by growth in our insurance business and improved mortgage operations.

•Adjusted net income of $45.0 million increased by 48.9% from $30.2 million in 2023, driven by growth in insurance revenues while maintaining a consistent combined ratio. Adjusted return on average equity was 21.1% for the year, as compared to 15.1% in 2023.

•In March and April 2024, Tiptree, Warburg and Fortegra directors contributed $30.0 million, $9.9 million, and $0.1 million, respectively, to Fortegra in exchange for Fortegra Common Stock. As of June 30, 2024, Fortegra was owned approximately 79.3% by Tiptree, 17.7% by Warburg and 3.0% by management and directors of Fortegra, before giving effect to the exercise of outstanding warrants and the conversion of outstanding preferred stock.

Segment Financial Highlights - Second Quarter 2024

Insurance (The Fortegra Group):

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Gross written premiums and premium equivalents	$776,059	$716,063	$1,439,476	$1,337,221
Net written premiums	$365,897	$320,572	$684,048	$601,718
Total revenues	$529,942	$384,677	$1,008,698	$753,121
Income before taxes	$51,250	$30,417	$88,061	$49,862
Return on average equity	28.4%	23.1%	25.8%	20.2%
Combined ratio	89.9%	90.2%	90.0%	90.8%

Non-GAAP: (1)
Adjusted net income	$40,316	$30,119	$74,449	$53,058
Adjusted return on average equity	30.3%	32.4%	29.7%	29.6%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Record gross written premiums and premium equivalents of $776.1 million for the quarter, an increase of 8.4%, and $1.4 billion for the year, an increase of 7.6%, driven primarily by growth in specialty E&S insurance lines.

•Net written premiums were $365.9 million for the quarter, an increase of 14.1%, and $684.0 million for the year, an increase of 13.7%. The increases in both periods were consistent with the growth in gross written premiums and premium equivalents and increased retention on Fortegra’s whole account quota share reinsurance agreement.

•Record revenues increased 37.8% for the quarter and 33.9% for the year driven by premium growth in specialty E&S and admitted lines, and services businesses in the U.S. and Europe. Excluding the impact of investment gains and losses, revenues increased by 35.6% for the quarter and 31.7% for the year.

•The combined ratio for the quarter was 89.9%, compared to 90.2% in Q2’23, reflecting the consistent underwriting performance and scalability of the Company’s operating platform. Year-to-date combined ratio was 90.0%, as compared to 90.8% in 2023.

•Record income before taxes was $51.3 million for the quarter, an increase of 68.5%. Year-to-date income before taxes was $88.1 million, an increase of 76.6%. Annualized after-tax return on average equity for the year was 25.8%, compared to 20.2% in 2023.

•Record adjusted net income for the quarter of $40.3 million, up 33.9% from Q2'23. Year-to-date adjusted net income of $74.4 million, up 40.3%. Annualized adjusted return on average equity for the year was 29.7%, compared to 29.6% in 2023.

•Fortegra’s total stockholders’ equity was $549.2 million as of June 30, 2024, compared to $452.6 million as of December 31, 2023, with the increase driven by net income and the aggregate capital contribution from Tiptree, Warburg and Fortegra directors of $40 million.

Tiptree Capital:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Total revenues	$16,731	$19,841	$36,196	$33,022
Income before taxes	$740	$2,767	$4,486	$1,644
Return on average equity	1.7%	3.9%	4.6%	1.4%

Non-GAAP: (1)
Adjusted net income	$356	$10	$700	$570
Adjusted return on average equity	1.2%	—%	1.0%	0.7%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures. Adjusted net income is presented before the impacts of non-controlling interests.

•Tiptree Capital income before taxes was $0.7 million for the quarter, compared to an income of $2.8 million in Q2'23, and $4.5 million for the year, compared to $1.6 million in 2023, driven by higher mortgage revenues and investment gains on securities in the Company’s investment holdings.

•Mortgage income before taxes was $0.5 million for the quarter, as compared to an income of $1.3 million in Q2'23, and $1.3 million for the year, as compared to a loss of $1.3 million in 2023, driven by higher origination volumes and higher positive marks on the MSR asset in 2024 compared to 2023.

•In April 2024, the Company sold its Invesque shares for $0.6 million, thus eliminating quarterly mark-to-market volatility, and crystallizing a capital loss for tax purposes of $106.8 million.

Corporate:

Corporate includes expenses of the holding company for employee compensation and benefits, audit and professional fees, and public company and other expenses. For the quarter, corporate expenses were $11.3 million compared to $9.5 million in Q2'23 driven by increased incentive compensation accruals.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. Adjusted net income and Adjusted return on average equity are presented before the impacts of non-controlling interests. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Thursday, August 1, 2024 at 10:30 a.m. Eastern Time to discuss its Q2 2024 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, August 1, 2024 at 1:30 p.m. Eastern Time, until midnight Eastern on Thursday, August 8, 2024. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13746746.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. In addition, we make certain forward-looking statements regarding the Company’s plans to take Fortegra public. Any initial public offering by Fortegra would be subject to a variety of factors, including market conditions, and may not be consummated. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	June 30, 2024	December 31, 2023
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$825,223	$802,609
Loans, at fair value	74,326	69,556
Equity securities	69,499	68,308
Other investments	59,337	111,088
Total investments	1,028,385	1,051,561
Cash and cash equivalents	497,343	468,711
Restricted cash	108,034	23,850
Notes and accounts receivable, net	779,105	684,608
Reinsurance recoverable	904,692	953,886
Prepaid reinsurance premiums	962,159	900,524
Deferred acquisition costs	545,033	565,746
Goodwill	205,972	206,155
Intangible assets, net	110,835	118,757
Other assets	163,152	165,515
Total assets	$5,304,710	$5,139,313

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$387,338	$402,411
Unearned premiums	1,671,294	1,695,058
Policy liabilities and unpaid claims	1,087,203	844,848
Deferred revenue	683,513	673,085
Reinsurance payable	478,168	543,602
Other liabilities and accrued expenses	379,125	403,744
Total liabilities	$4,686,641	$4,562,748

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,785,305 and 36,756,187 shares issued and outstanding, respectively	37	37
Additional paid-in capital	387,513	382,239
Accumulated other comprehensive income (loss), net of tax	(29,216)	(26,073)
Retained earnings	78,115	60,663
Total Tiptree Inc. stockholders’ equity	436,449	416,866
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	103,941	82,020
Total non-controlling interests	181,620	159,699
Total stockholders’ equity	618,069	576,565
Total liabilities and stockholders’ equity	$5,304,710	$5,139,313

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Earned premiums, net	$398,467	$269,795	$745,777	$535,125
Service and administrative fees	105,847	98,113	216,334	190,145
Ceding commissions	5,065	4,676	7,809	8,321
Net investment income	6,381	9,088	13,139	14,197
Net realized and unrealized gains (losses)	12,578	8,825	28,202	11,002
Other revenue	18,335	14,021	33,633	27,353
Total revenues	546,673	404,518	1,044,894	786,143
Expenses:
Policy and contract benefits	233,975	147,734	441,639	289,409
Commission expense	173,279	142,699	330,227	289,149
Employee compensation and benefits	49,917	44,383	99,103	85,181
Interest expense	8,015	7,044	16,305	13,509
Depreciation and amortization	5,291	5,875	10,859	11,128
Other expenses	35,550	33,109	76,416	65,920
Total expenses	506,027	380,844	974,549	754,296
Income (loss) before taxes	40,646	23,674	70,345	31,847
Less: provision (benefit) for income taxes	18,673	11,824	32,491	16,846
Net income (loss)	21,973	11,850	37,854	15,001
Less: net income (loss) attributable to non-controlling interests	9,122	5,861	15,953	10,074
Net income (loss) attributable to common stockholders	$12,851	$5,989	$21,901	$4,927

Net income (loss) per common share:
Basic earnings per share	$0.35	$0.16	$0.59	$0.13
Diluted earnings per share	$0.31	$0.16	$0.54	$0.13

Weighted average number of common shares:
Basic	36,785,305	36,742,295	36,777,557	36,633,226
Diluted	37,752,682	37,585,811	37,766,573	37,509,660

Dividends declared per common share	$0.06	$0.05	$0.12	$0.10

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

Adjusted net income is defined as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting, all of which is reduced for non-controlling interests. The calculation of adjusted net income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income is presented before the impacts of non-controlling interests. Adjusted return on average equity represents adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. We believe adjusted net income provides additional clarity on the results of the Company’s underlying business operations as a whole for the periods presented by excluding distortions created by the unpredictability and volatility of realized and unrealized gains (losses). We also believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies.

	Three Months Ended June 30, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$51,250	$528	$212	$(11,344)	$40,646
Less: Income tax (benefit) expense	(13,568)	(113)	(116)	(4,876)	(18,673)
Less: Net realized and unrealized gains (losses) (1)	(2,545)	(289)	103	—	(2,731)
Plus: Intangibles amortization (2)	3,727	—	—	—	3,727
Plus: Stock-based compensation expense	1,022	—	—	2,375	3,397
Plus: Non-recurring expenses (3)	166	—	—	—	166
Plus: Non-cash fair value adjustments (4)	861	—	—	—	861
Plus: Impact of tax deconsolidation of Fortegra(5)	—	—	—	6,357	6,357
Less: Tax on adjustments (6)	(597)	55	(24)	(405)	(971)
Adjusted net income (before NCI)	$40,316	$181	$175	$(7,893)	$32,779
Less: Impact of non-controlling interests	(8,357)	—	—	—	(8,357)
Adjusted net income	$31,959	$181	$175	$(7,893)	$24,422

Adjusted net income (before NCI)	$40,316	$181	$175	$(7,893)	$32,779
Average stockholders’ equity	$531,447	$53,092	$66,580	$(42,766)	$608,353
Adjusted return on average equity (7)	30.3%	1.4%	1.1%	NM%	21.6%

	Three Months Ended June 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$30,417	$1,312	$1,455	$(9,510)	$23,674
Less: Income tax (benefit) expense	(8,928)	(306)	(497)	(2,093)	(11,824)
Less: Net realized and unrealized gains (losses) (1)	4,379	(1,588)	(1,063)	—	1,728
Plus: Intangibles amortization (2)	3,895	—	—	—	3,895
Plus: Stock-based compensation expense	488	—	—	1,504	1,992
Plus: Non-recurring expenses (3)	238	—	—	—	238
Plus: Non-cash fair value adjustments (4)	(46)	—	—	—	(46)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	3,500	3,500
Less: Tax on adjustments (6)	(324)	373	324	274	647
Adjusted net income (before NCI)	$30,119	$(209)	$219	$(6,325)	$23,804
Less: Impact of non-controlling interests	(6,174)	—	—	—	(6,174)
Adjusted net income	$23,945	$(209)	$219	$(6,325)	$17,630

Adjusted net income (before NCI)	$30,119	$(209)	$219	$(6,325)	$23,804
Average stockholders’ equity	$371,843	$53,297	$150,672	$(31,999)	$543,813
Adjusted return on average equity (7)	32.4%	(1.6)%	0.6%	NM%	17.5%

	Six Months Ended June 30, 2024
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$88,061	$1,281	$3,205	$(22,202)	$70,345
Less: Income tax (benefit) expense	(23,490)	(276)	(808)	(7,917)	(32,491)
Less: Net realized and unrealized gains (losses) (1)	(5,364)	(1,449)	(2,038)	—	(8,851)
Plus: Intangibles amortization (2)	7,698	—	—	—	7,698
Plus: Stock-based compensation expense	1,804	—	—	5,428	7,232
Plus: Non-recurring expenses (3)	3,336	—	—	—	3,336
Plus: Non-cash fair value adjustments (4)	5,072	—	—	—	5,072
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	10,822	10,822
Less: Tax on adjustments (6)	(2,668)	316	469	(892)	(2,775)
Adjusted net income (before NCI)	$74,449	$(128)	$828	$(14,761)	$60,388
Less: Impact of non-controlling interests	(15,433)	—	—	—	(15,433)
Adjusted net income	$59,016	$(128)	$828	$(14,761)	$44,955

Adjusted net income (before NCI)	$74,449	$(128)	$828	$(14,761)	$60,388
Average stockholders’ equity	$500,903	$52,798	$94,500	$(50,884)	$597,317
Adjusted return on average equity (7)	29.7%	(0.5)%	1.8%	NM%	20.2%

	Six Months Ended June 30, 2023
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$49,862	$(1,253)	$2,897	$(19,659)	$31,847
Less: Income tax (benefit) expense	(13,675)	307	(760)	(2,718)	(16,846)
Less: Net realized and unrealized gains (losses) (1)	8,986	(145)	(740)	—	8,101
Plus: Intangibles amortization (2)	7,789	—	—	—	7,789
Plus: Stock-based compensation expense	521	—	—	3,786	4,307
Plus: Non-recurring expenses (3)	2,363	—	—	—	2,363
Plus: Non-cash fair value adjustments (4)	(164)	—	—	—	(164)
Plus: Impact of tax deconsolidation of Fortegra (5)	—	—	—	5,814	5,814
Less: Tax on adjustments (6)	(2,624)	29	235	237	(2,123)
Adjusted net income (before NCI)	$53,058	$(1,062)	$1,632	$(12,540)	$41,088
Less: Impact of non-controlling interests	(10,899)	—	—	—	(10,899)
Adjusted net income	$42,159	$(1,062)	$1,632	$(12,540)	$30,189

Adjusted net income (before NCI)	$53,058	$(1,062)	$1,632	$(12,540)	$41,088
Average stockholders’ equity	$358,600	$54,272	$111,285	$15,665	$539,822
Adjusted return on average equity (7)	29.6%	(3.9)%	2.9%	NM%	15.2%

Notes
(1)
Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment and unrealized gains (losses) on mortgage servicing rights.

(2)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net, of the Company’s Form 10-Q for the period ended June 30, 2024.
(3)
For the three and six months ended June 30, 2024 and 2023, included in other expenses were expenses related to legal and other expenses associated with preparation of the registration statement for the withdrawn Fortegra initial public offering in 2024 and acquisitions of services businesses in 2023.

(4)
For the three and six months ended June 30, 2024 and 2023, non-cash fair-value adjustments represent a change in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income.

(5)
For the three and six months ended June 30, 2024 and 2023, included in the adjustment is an add-back of $6.4 million and $10.8 million, respectively, and $3.5 million and $5.8 million, respectively, related to deferred tax expense from the WP Transaction.

(6)	Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.
(7)
Total Adjusted return on average equity after non-controlling interests was 22.7% and 17.6% for the three months ended June 30, 2024 and 2023, respectively, based on $24.4 million and $17.6 million of Adjusted net income over $430.6 million and $401.3 million of average Tiptree Inc. stockholders’ equity. Total Adjusted return on average equity after non-controlling interests was 21.1% and 15.1% for the six months ended June 30, 2024 and 2023, respectively, based on $45.0 million and $30.2 million of Adjusted net income over $426.7 million and $399.6 million of average Tiptree Inc. stockholders’ equity.